SHASTA POWER FUND II, LLC

a Delaware limited liability company

50,000 Class A Series 1 Units of Membership Interest

21,450 Class A Series 2 Units of Membership Interest

REGULATION A SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Subscription Agreement”) is made as of the date set forth below by and between the undersigned (the “Subscriber”) and the Company and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of the Class A Interests as described in the Company’s offering circular (the “Offering Circular”), a copy of which has been delivered to Subscriber. The Class A Units are split into two classes and are also referred to herein as the “Securities”, “Class A Series 1 Units”, or “Class A Series 2 Units”. All conditions and defined terms specified within the Offering Materials, defined below, are hereby incorporated by reference and shall remain operative unless explicitly modified by this Subscription Agreement.

Investing in securities represented by the Class A Series 1 Units of Shasta Power Fund II, LLC, a Delaware limited liability company (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment and such investment could be illiquid for an indefinite period of time. No public market currently exists for the Class A Units and if a public market develops following this offering, it may not continue.

The Class A Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The Class A Units have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering, through the online website investor portal at https://shastapower.com/fund (the “Investor Portal”), or the SEC’s EDGAR website at https://www.sec.gov/edgar/search/.

No sale may be made to persons who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this Subscription Agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of this Regulation A+ Subscription Agreement, the Offering Circular, the Operating Agreement or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its affiliates, officer, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Class A Series 1 Units or to allot to any prospective investor less than the amount of Class A Units such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Class A Series 1 Units shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

ARTICLE I

SUBSCRIPTION

1.01  Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for, and agrees to, purchase from the Company the number of Class A Series 1 Units set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Class A Series 1 Units to Subscriber at a minimum purchase of 10 (Ten) Class A Series 1 Units for $10,000.00 (Ten Thousand Dollars) [One Thousand Dollars ($1,000.00) per Class A Series 1 Unit] for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company's right to sell to Subscriber such lesser number of Class A Series 1 Units as the Company may, in its sole discretion, deem necessary or desirable.

Subscriber will be entitled to Class A Series 2 Units depending on the amount of Gross Proceeds the Company has raised from the Offering up to the date of the execution of the Subscription Agreement, determined per the formula and table detailed on Exhibit 1A of the Operating Agreement and set forth on the Subscription Agreement Signature Page. The Class A Series 2 Units are also referred to as “Bonus Units” and shall be granted during a purchase of Class A Series 1 Units.

1.02 Capital Call. In the event the Subscription Amount of the Subscriber is greater than or equal to $500,000 (Five Hundred Thousand Dollars), the Subscriber will be given the option to pay the Subscription Amount in full or through two equal installments. The Subscription Amount and the Subscriber’s commitment and agreement to Capital Call shall be set forth on the Signature Page of the Subscription Agreement. After 180 days from the date of initial payment and issuance of Class A Series 1 Units, the remaining Subscription Amount payment shall be payable on demand stated by the Manager.

On its discretion, the Manager may demand from the Subscriber a fixed amount for any one Capital Call (the “Call Amount”). The Call Amount may not exceed the Subscriber’s outstanding, unfunded capital commitment (“Unfunded Committed Capital”). The Class A Units will be allocated and issued to the Subscriber first, on the initial payment amount and second, on the fully funded Call Amount. Capital Call investments must be fully funded before the final close of the Offering.

Capital Call Subscribers are entitled to the Class A Series 2 Units upon each installment.

1.03  Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this Subscription is made subject to the following terms and conditions:

(a)    Contemporaneously with the execution and delivery of this Subscription Agreement through the Investor Portal, Subscriber shall pay the Purchase Price for the Class A Series 1 Units in the form of ACH debit transfer, wire transfer, or credit card payment. Your subscription is irrevocable. The Company selected a transfer agent company (the “Transfer Agent”) to process all such funds for Subscriber’s benefit until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription or (iii) the termination of the Offering by the Company in its sole discretion.

(b)   Payment of the Purchase Price shall be (i) made by Subscriber via the Investor Portal, (ii) received through the Transfer Agent, and (iii) held in an escrow account operated by the escrow agent the Company selected to hold funds (the “Escrow Agent”) until the minimum offering amount of $500,000 (Five Hundred Thousand Dollars is met (the “Initial Closing”). After the Initial Closing, the Subscriber’s payment may be accepted by the Company upon receipt (each a “Closing”)

(c)    This subscription shall be deemed to be accepted only when this Subscription Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the Purchase Price for clearance will not be deemed an acceptance of this Subscription Agreement.

(d)   The Company shall have the right to reject this subscription, in whole or in part.

(e)    The payment of the Purchase Price (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled.

(f)        Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Class A Units owned by Subscriber reflected on the books and records of the Company and verified by the Transfer Agent, which books and records shall bear a notation that the Class A Series 1 Units were sold in reliance upon Regulation A+.

1.04    Operating Agreement.  You have received and read a copy of the Company’s Operating Agreement (the “Operating Agreement”) and agree that your execution of this Subscription Agreement constitutes your consent to the Operating Agreement, and that upon acceptance of this Subscription Agreement by the Company, you will become a member of the Company as a holder of Class A Units. When this Subscription Agreement is countersigned by the Company, the Operating Agreement shall be binding upon acceptance of your subscription.

1.05    The Investor Portal. The Offering is described in the Offering Circular, that is available through the online website Investor Portal https://shastapower.com/fund or the SEC’s EDGAR website at https://www.sec.gov/edgar/search/. Please read this Subscription Agreement, the Offering Circular, and the Operating Agreement. While they are subject to change, as described below, the Company advises you to print and retain a copy of these documents for your records.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.01  Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this

Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02  Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.  Subscriber is purchasing the Class A Series 1 Units for Subscriber’s own account. Subscriber has received and reviewed this Subscription Agreement, the Offering Circular and the Operating Agreement. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision, and to protect Subscriber’s own interest in connection with an investment in the Class A Series 1 Units.

2.03  Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and understands all of the risk factors relating to the purchase of Securities.

2.04  Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a)    Subscriber is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(b)   The Purchase Price set out below, on the signature page of this Subscription Agreement, together with any other amounts previously used to purchase Securities in this Offering, does not exceed ten percent (10%) of the greater of the Subscriber’s annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an Accredited Investor, or the application of the investment limits, it has sought professional advice.

2.05  Additional Subscriber Information; Payment Information. Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits. Subscriber acknowledges that Subscriber’s responses to questions on the Investor Portal (as defined in the Offering Circular) are true, complete and accurate in all respects. Payment information provided by Subscriber through the Investor Portal is true, accurate and correct and such payment information shall be deemed to be a part of this Subscription Agreement as if, and to the same extent that, such information was set forth herein.

2.06  Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.07  Neither the Company nor the Investor Portal is an Investment Adviser. Subscriber understands that neither the Company nor the Investor Portal is registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

2.08  Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.09  Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page and provided on the Investor Portal.

2.10  Power of Attorney. Any power of attorney of the Subscriber granted in favor of the Company contained in the Operating Agreement has been executed by the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

2.11  No Brokerage Fees. Other than commissions payable to Texture Capital. Inc., a licensed broker-dealer, as placement agent, there are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

2.12  Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.13  Terms and Conditions of the Investor Portal.  Subscriber acknowledges that it has read, understands and agrees to the terms and conditions, privacy policy and disclaimers on the Investor Portal.

2.14  Transfer Restrictions.  Subscriber acknowledges and agrees that the Class A Units are subject to restrictions on transfer as described in the Operating Agreement. The Class A Units shall bear a digital or physical restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates or instruments):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER PURSUANT TO THE COMPANY’S OPERATING AGREEMENT AND THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY SOLD. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH PROVISIONS SHALL BE VOID, AB INITIO.

ARTICLE III

SURVIVAL; INDEMNIFICATION

3.01  Survival; Indemnification. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained herein shall survive (a) the acceptance of this Subscription Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.01  Captions and Headings. The Article and Section headings throughout this Subscription Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Subscription Agreement.

4.02  Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Subscription Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03  Assignability. This Subscription Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04  Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors,

administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05  Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.06  Entire Agreement; Amendment. This Subscription Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07  Severability. The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08  Notices. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company (or that you submitted to us via the Investor Portal). You shall send all notices or other communications required to be given hereunder to the Company via email at info@shastapower.com, with a copy sent either certified mail or another traceable form of delivery to the Company at the following address:

Shasta Power Fund II, LLC

115 NW Oregon Ave, Unit 10

Bend, Oregon, 97703

Attention: Investor Relations

Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

4.09  Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

4.10  Subscription Procedure. Each Subscriber, by providing his or her information, including name, address and subscription amount, and clicking “accept” and/or checking the appropriate box on the Investor Portal (“Online Acceptance”), confirms such Subscriber’s information and his or her investment through the Investor Portal and confirms such Subscriber’s electronic signature to this Subscription Agreement. Each party hereto agrees that (a) Subscriber's electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by Subscriber, (b) the Company's acceptance of Subscriber's subscription through the Investor Portal and its electronic signature hereto is the legal equivalent of its manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by the Company and (c) each party's execution and delivery of this Subscription Agreement as provided in this Section 4.10 establishes such party's acceptance of the terms and conditions of this Subscription Agreement.

4.11  Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how the Company will provide certain documents that it is required by the Internal Revenue Service (the “IRS”) to send to you (the “Tax Documents”) in connection with your Class A Units. Tax Documents provide important information you need to complete your tax returns. Tax Documents include Form 1099 and/or Form K-1. Occasionally, the Company is required to send you CORRECTED Tax Documents. Additionally, the Company may include inserts with your Tax Documents. The Company is required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including corrected Tax Documents and inserts, electronically instead of in paper form. By executing this Subscription Agreement on the Investor Portal, you are consenting in the affirmative that the Company may send Tax Documents to you electronically and acknowledging that you are able to access Tax Documents from the site. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent. You can withdraw your consent before the Tax Documents are furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to the Company at:

Shasta Power Fund II, LLC

115 NW Oregon Ave, Unit 10

Bend, Oregon, 97703

Attention: Investor Relations

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. You must keep your e-mail address current with the Company. You must promptly notify the Company of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting the Company.

4.12  Electronic Delivery of Information. Subscriber and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement, the Operating Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to (i) such communications being diverted to the recipients spam filters by the recipients email service provider, (ii) due to a recipient’s change of address, or (iii) due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.